Exhibit 10.1

LIMITED WAIVER TO PURCHASE AND SALE AGREEMENT
This LIMITED WAIVER TO PURCHASE AND SALE AGREEMENT (this “Limited Waiver”), is made as of March 30, 2016, by and between Four Star Holdings, LLC, a Delaware limited liability company (“Seller”), and Western Megawatt Resources, LLC, a Delaware limited liability company (“Buyer”) pursuant to that certain Purchase and Sale Agreement dated as of November 20, 2015, by and between Seller and Buyer (the “PSA”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the PSA.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Limited Waiver.
(a)    Seller hereby waives until 11:59:59 p.m., New York time, on April 7, 2016 (such date and time, the “Seller Waiver Expiration Time”) all rights Seller may have to terminate the PSA pursuant to Section 7.01(a)(v) of the PSA if the Closing shall not have occurred prior to the Seller Waiver Expiration Time. From and after the Seller Waiver Expiration Time, if the Closing shall not have occurred prior to the Seller Waiver Expiration Time, the agreement of Seller to waive its right to terminate the PSA to the extent described in this Section 1(a) of this Limited Waiver shall cease and be of no further force or effect, and Seller thereafter shall be entitled to exercise all rights it may have to terminate the PSA pursuant to and in accordance with Section 7.01(a)(v) of the PSA with effect from and after the Seller Waiver Expiration Time without any further requirement under Section 7.01(a)(v)(ii) (it being acknowledged and agreed by Buyer that Seller complied with this requirement by Seller’s notice to Buyer in its letter, dated March 18, 2016) and without any requirement under Section 7.01(a)(v)(iii) of the PSA which Buyer hereby waives.
(b)    Buyer hereby waives until 11:59:59 p.m., New York time, on April 15, 2016 (such date and time, the “Buyer Waiver Expiration Time”) all rights Buyer may have to terminate the PSA pursuant to either or both of Section 7.01(a)(ii) and Section 7.01(a)(iv) of the PSA if the Closing shall not have occurred prior to the Buyer Waiver Expiration Time. From and after the Buyer Expiration Time, if the Closing shall not have occurred prior to the Buyer Waiver Expiration Time, the agreement of Buyer to waive its right to terminate the PSA to the extent described in this Section 1(b) of this Limited Waiver shall cease and be of no further force or effect, and Buyer thereafter shall be entitled to exercise all rights it may have to terminate the PSA pursuant to and in accordance with either or both of Section 7.01(a)(ii) and Section 7.01(a)(iv) of the PSA with effect from and after the Buyer Waiver Expiration Time.
(c)    Seller and Buyer hereby waive the applicability, if any, of Section 11.14 of the PSA to this Limited Waiver.
2.    No Other Waiver or Modification. Except to the extent expressly provided in this Limited Waiver, each term, provision and condition of the PSA survives, remains and shall continue in full force and effect. For the avoidance of doubt, nothing herein shall be deemed to modify, limit or otherwise affect any right Seller may have to the Termination Fee pursuant to the terms and conditions of the PSA from and after the Seller Waiver Expiration Time.
3.    Counterparts. This Limited Waiver may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.
4.    Miscellaneous. This Limited Waiver and the PSA (as may be amended from time to time in accordance with its terms) represent the entire understanding of the parties hereto with respect to the matters covered herein and therein. This Limited Waiver may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
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IN WITNESS WHEREOF, the parties hereto have executed this Limited Waiver on the day and year first above written.

SELLER:	FOUR STAR HOLDINGS, LLC
By:    /s/ Allen Capdeboscq
Name:    Allen Capdeboscq
Title:    Vice President

BUYER:	WESTERN MEGAWATT RESOURCES, LLC
By:    /s/ John Siegel
Name:    John Siegel
Title:    Executive Chairman